Exhibit 10.36

Biomira Inc. (Canada)
Employee Incentive Program

January 2006

Contents

Overview
How the Employee Incentive Program Works

  •
  Performance Levels
  •
  Corporate Performance
  •
  Divisional Performance

How Payouts are Made

  •
  Individual Payout Levels
  •
  Receiving Your Payout
  •
  Tax Implications

Payout Examples

  •
  Example 1
  •
  Example 2

More Program Details

  •
  Who's Eligible
  •
  Who's Eligible to Receive a Payout
  •
  Purchase or Sale of Part of the Business
  •
  The Last Word
  •
  Key Dates

Questions and Answers

Overview

Biomira Inc. is pleased to introduce the incentive pay plan—the Employee Incentive Program. This plan has been designed to reward employees for team-based results.

The goals, or measures, are set each year for both corporate and divisional performance levels. If measures are met, employees receive a payout. However, the corporate measure can pay out independently of divisional measures. Likewise, the divisional measures can pay out independently of the corporate measure.

Incentive pay is an important element—but not the only element in Biomira's total compensation program. You also receive a competitive base salary, stock options and a comprehensive pension and benefits program. The purpose of this document is to provide details on one important element of your total compensation at Biomira—variable pay, or incentive pay.

The Employee Incentive Program is intended to be a dynamic plan to encourage employees to work toward, and to share in, corporate and divisional success. As part of the dynamics of this plan, and to reflect our continually changing business environment, the Program will be reviewed by the Executive team on an annual basis to ensure it is meeting the needs of employees and the corporation.

How the Employee Incentive Program Works

While Biomira includes competitive base pay as a critical component of total compensation, an equally important component is linking compensation to both company and divisional performance. This is accomplished through the Employee Incentive Program.

The Employee Incentive Program is designed to reward employees for their collective efforts in supporting critically important business goals. On the corporate side, goals that increase company value are determined. In addition, each division will set its own measures, reflecting the very different business objectives within each unit. In essence, each division will have its own incentive pay program.

By focusing on company and divisional performance, Biomira is encouraging employees to be more aware of their business and take actions and make decisions that support the overall business goals.

Biomira Inc.
Employee Incentive Program

Performance Levels

There are three performance levels established for both corporate and divisional measures: Threshold, Target, and Stretch, defined below:

Threshold	•	the minimum level of performance necessary to receive a payout
	•	there will be no payout for performance below Threshold
	•	there is an 80% probability of attaining at least Threshold performance measures
Target	•	the expected level of performance
Stretch	•	performance beyond Target
	•	the largest payout opportunity
	•	there is a 20% probability of attaining Stretch performance measures

Although specific goals are established annually for each of the three levels, actual results may come in at any number—from below the minimum Threshold level through to, or above, the maximum Stretch level.

Corporate Performance

For the purpose of the Incentive Program, company performance will be measured by goals established prior to the start of the year or early in the applicable year.

The corporate goals are set to account for 40% of the total incentive payout and Divisional goals will make up the remaining 60%.

Goals will be weighted according to their relative importance.

Remember, the corporate measures can result in a payout, regardless of divisional performance.

Divisional Performance

Divisional goals are determined on an annual basis by senior management within each division, with input from employees. Similar to corporate, the divisional goals (typically 1 to 4 per division), will have three payout levels: Threshold, Target and Stretch and will be weighted according to relative importance. These goals and corresponding payout levels will be communicated on an annual basis to the respective employees in each division.

The divisional goals will account for 60% of the incentive payout. And, similar to the corporate goals, attaining the divisional goal(s) can result in a payout, regardless of the corporate performance.

An example of a framework for corporate and divisional goals and their possible weightings is as follows:

		Threshold	Target	Stretch	Weighting within Group	Corporate/ Divisional Weighting
	Goal 1				30%
Corporate	Goal 2				25%	40%
Goals	Goal 3				15%
	Goal 4				30%
	Goal 1				40%
Divisional	Goal 2				40%	60%
Goals	Goal 3				20%

How Payouts are Made

Individual Payout Levels

The amount of payout you receive will depend on your position within the Company: Manager/Professional or Technical/Administrative as follows:

		Incentive Payout (as a % of base salary)
		Threshold	Target	Stretch
Manager/Professional		5%	10%	15%
•	includes those who have attained full professional status, or are employed in a profession and have equivalent knowledge through direct field experience
Technical/Administrative		2.5%	5%	7.5%
•	includes techs, administrative staff, secretaries, analysts, production assistants and developing professionals

Base Salary Defined: Base salary is your total regular earnings (as shown on your pay stub, excluding benefits, overtime, and any other special pay).

Receiving Your Payout

All eligible employees will receive their incentive payout by January 31 of the following year. The lump-sum payment will be by direct deposit. This payment can be directed to your RRSP. It will be your responsibility to ensure you do not exceed your contribution maximum.

Tax Implications

Incentive earnings are considered taxable income in the year it is paid. All applicable taxes will be withheld.

Payout Examples

Example 1
Payout at performance identified below:

		Threshold	Target	Stretch	Weighting within Group	Corporate/ Divisional Weighting
	Goal 1		x		30%
Corporate	Goal 2			x	25%	40%
Goals	Goal 3		x		15%
	Goal 4		x		30%
	Goal 1			x	40%
Divisional	Goal 2		x		40%	60%
Goals	Goal 3		x		20%

Let's take the example of John, a technician with a base salary of $35,000 and Target incentive of 5% of base salary. To calculate his incentive payout:

		Threshold	Target	Stretch	Weighting within Group	Corporate/ Divisional Weighting	Result
	Goal 1		5%		30%	40%	0.60%
Corporate	Goal 2			7.5%	25%	40%	0.75%
Goals	Goal 3		5%		15%	40%	0.30%
	Goal 4		5%		30%	40%	0.60%
	Goal 1			7.5%	40%	60%	1.80%
Divisional	Goal 2		5%		40%	60%	1.20%
Goals	Goal 3		5%		20%	60%	0.60%
Total							5.85%

$35,000 (base salary) X 5.85% (John's incentive payout as a % of base salary) = $2,047.50

John receives an incentive payout of $2,047.50.

Example 2
Payout at performance identified below:

		Threshold	Target	Stretch	Weighting within Group	Corporate/ Divisional Weighting
	Goal 1	x			30%
Corporate	Goal 2		x		25%	40%
Goals	Goal 3		x		15%
	Goal 4		x		30%
	Goal 1			x	40%
Divisional	Goal 2		x		40%	60%
Goals	Goal 3		x		20%

Let's take a different example of Lea, a manager with a base salary of $60,000 and a Target incentive of 10% of base salary. To calculate her incentive payout:

		Threshold	Target	Stretch	Weighting within Group	Corporate/ Divisional Weighting	Result
	Goal 1	5%			30%	40%	0.60%
Corporate	Goal 2		10%		25%	40%	1.00%
Goals	Goal 3		10%		15%	40%	0.60%
	Goal 4		10%		30%	40%	1.20%
	Goal 1			15%	40%	60%	3.60%
Divisional	Goal 2		10%		40%	60%	2.40%
Goals	Goal 3		10%		20%	60%	1.20%
Total							10.60%

$60,000 (base salary) X 10.60% (Lea's Target incentive payout as a % of base salary) = $6,360.

Lea receives an incentive payout of $6,360.

More Program Details

Who's Eligible

All regular full-time, salaried employees are eligible to participate in this Program. Regular part-time employees are also eligible. Their payout will be prorated based on the hours worked throughout the year (January 1 to December 31).

Employees who are hired during the Program year will be eligible effective their date of last hire for the Incentive Program, their payout will be prorated from their date of last hire. Payouts for employees who transfer between the various divisions will be calculated and prorated based on the time spent in each division. Any change to an employee's variable pay level will also be prorated for the time spent at each level.

Temporary, casual and contract employees are not eligible to participate in the Employee Incentive Program.

Who's Eligible to Receive a Payout

To receive a payout from the Incentive Program, you must be employed by the company on December 31 of the Program year. If you have resigned before that date or been terminated, whether with or without cause, from employment before that date you will not be eligible for a payout.

There are exceptions: If you retire as defined by the company pension plans, become disabled, or go on an approved leave of absence during the year, you will receive a payout for the portion of the year you worked. If you die during the Program year, your beneficiary will receive a payout for the portion of the year you worked.

Purchase or Sale of Part of the Business

If another (or part of another) company is purchased by Biomira or a part of Biomira is sold or spun out during the year, affected employees will receive a modified payout. Departing Biomira employees will receive a payout at the Target level prorated for the portion of the year you were an employee of Biomira.

The Last Word

Biomira's Employee Incentive Program is designed to reward you when the company and your division meet or exceed their performance goals. With this Program, you have the opportunity to increase your cash compensation when the company and division do well. And in those years when business targets are not met, you continue to earn a competitive base salary. Both the base pay and incentive pay plans work together to reward you for your contribution to Biomira's success.

Key Dates

Corporate Performance Measures Set	Fourth Quarter for next Program year
Divisional Measures Set	Fourth Quarter for next Program year
Performance Updates	Quarterly (Divisional and Corporate)
Incentive Program Payouts	Prior to January 31

Questions and Answers

Q:
Why has Biomira implemented an Employee Incentive Program?

A:
There are a number of reasons including:

•
The overall intent is to develop a program that helps focus all employees on business success by including both corporate and divisional achievements in the design

•
The fact that other high performing companies have, or are considering, incentive plans for their employees. Surveys of compensation practices of high performing companies indicate that their pay mix is shifting from fixed (base pay) to variable (incentive pay)

•
The demands of our marketplace necessitate the development of a program that is appropriate for a technology-based company

Q:
Who is eligible to participate in the Program?

A:
Eligibility for participation in the Incentive Program is established as follows:

•
Employees: Regular full and part time employees

•
New hires: prorated based on last start date

•
Regular part-time: prorated based on time worked in a given year

•
Transfers: prorated based on the time spent in each division

•
Leave of Absence: prorated based on time worked in a given year

•
Involuntary Leave-Short Term Disability: prorated for any absence that exceeds 2 months of continuous absence or 40 working days in a calendar year

•
Eligible Retirement: prorated based on time worked

•
Resignation or Termination (with or without cause): no payout

•
Death: prorated based on time worked during the year; payout to eligible beneficiary or estate

•
Employment: must be employed on December 31

•
Temporary and casual, including summer students: not eligible to participate

•
Contract employees: not eligible to participate (the incentive may be built into a long term contract at the time of hire)

Q:
How does the plan work?

A:
The Employee Incentive Program features specific goals within two areas—corporate and divisional. Three levels of measurements are established for each goal: Threshold, Target, and Stretch. The plan is designed so that both the corporate and divisional results must meet at least the Threshold level in order for employees to receive payouts from both areas.

However, if the corporate measures are met but not the divisional, 40% of the incentive payout will be made. If the divisional measures are met but not the corporate, 60% of the incentive payout will be made.

Q:
Why is the Program designed around the two areas—corporate and divisional?

A:
Many companies set multiple goals as part of the overall design of their incentive plan. The goals chosen are intended to reflect the overall philosophy of the company for awarding incentive pay.

  Goals can be set for overall corporate, division, team, individual, or some combination of these groups.

Corporate goals were established because the corporation must be successful in achieving its annual objectives to demonstrate progress and retain the confidence of its shareholders.

Divisional goals were chosen for two reasons. It is Biomira's intent to reward team-based results, both corporate wide and within the division. Also, it is important that employees be able to see and understand how their efforts and contributions can affect performance results. While some people may feel it is difficult for them to directly influence corporate results; most, if not all, employees within a division can affect the outcome of divisional goals.

Q:
Is there a chance the Employee Incentive Program will not pay out?

A:
Yes. If the Threshold corporate measures are not attained, and if the Threshold measures for your division are not attained, you will not receive a payout. Other employees in different divisions may still be eligible for a payout, however, provided at least the Threshold measures were attained within their division.

Q:
Will all employees receive the same payout?

A:
The amount of payout an employee receives is based on two circumstances—first, how well the corporation and the division(s) performed relative to the measures set. Second, the actual payout amount received will depend on the employee's position within the company: Manager/Professional (from 5% to 15% of their base earnings), or Technical/Administrative (from 2.5% to 7.5% of their base earnings).

Q:
How much can I expect to earn?

A:
The payout will be a percentage of your base salary and will be determined based on the level of results attained for both the corporate and divisional measures (Threshold, Target, Stretch), and on your position within Biomira, as follows:

	Threshold	Target	Stretch
Manager/Professional	5%	10%	15%
Technical/Administrative	2.5%	5%	7.5%

The plan will therefore payout anywhere from the minimum Threshold level within the measure (division or corporate) to the maximum Stretch level within the measure.

Q:
How will my payout be calculated if I receive a salary increase during the year?

A.
Your regular earnings as reported on your paystub will be used to calculate your payout. Regular earnings at the end of the year will have taken into account any changes to your regular earnings, such as a salary increase. Regular earnings excludes any overtime, premiums, bonuses, taxable benefits or cash in lieu of benefits.

Q:
What if my variable pay level changes during the year?

A.
Your payout will be prorated for the time spent at each level. So, if you were at a 5% Technical/Administrative level and were increased to the Manager/Professional Level of 10% on July 1st, your payout would be prorated 6 months at the 5% level and 6 months at the 10% level.

Q:
Why are there two levels of payout based on the position of the employee?

A:
If we hit at least the minimum Threshold level and there is a payout, the amount each employee receives will depend on their position within the Company. This decision was made based on comparative market practices. We went to the external market and looked at our comparator companies to see what they were doing in terms of distributing a payout.

We found that for most companies, the higher the level of responsibility for the individual, the higher the portion of variable pay within the individual's total compensation package. We designed our Incentive Program to reflect this market practice.

Q.
What is the definition of professional in Biomira?

A:
Examples of professions currently employed in Biomira are the following: finance/accounting, information technology, human resources, regulatory affairs, clinical affairs, quality assurrance and scientist. Some are governed by a professional body external to the organization (e.g. The Canadian Institute of Chartered Accountants). In each of these professions the qualification for professional status is university graduation supplemented by some practical experience.

Since an external body does not govern some of the professions, Biomira will use the same principles noted above to determine when someone meets that standard.

Q:
Can people without university degrees be classified as professionals?

A:
Yes, if the work they are performing is included in the list of professions identified by the company and they have demonstrated a full understanding of their field of work. They must be able to show an understanding of the theory and concepts of the area of work and be able to apply the principles in the organization. Practical experience can be a way to gain theoretical knowledge. The amount of time to achieve professional status will be a combination of formal education and practical experience—the less education, the more practical experience.

Q:
How are the actual numbers established for each of the three measures (Threshold, Target and Stretch)?

A:
The measures are set based on input from a variety of sources: industry data, past performance, senior divisional leaders, the Executive team and, of course, employees.

Q:
How are the numbers finalized?

A:
The measures are finalized based on the probability of actually attaining the set measures, as follows:

•	Threshold	—there is an 80% probability the measure will be attained
•	Target	—the expected outcome
•	Stretch	—there is a 20% probability the measure will be attained
Q:
Will the measures change each year?

A:
Yes, as our business strategy changes, it will be necessary to change the corporate measures to support our corporate objectives.

Divisional measures will also change to reflect each division's strategy and priorities. The intent is to set measures that are appropriate for the division's own strategy, measures that change as the strategy changes.

In any case, we will not set corporate or divisional measures that are not reasonably attainable. This is why we set a range of levels (Threshold, Target and Stretch), so that there is a good chance (80%) at least Threshold will be attained and a payout will result. And, once a plan year begins, we do not intend to change the measures midway through the plan year, unless there is a substantial change in our business.

Q:
How will we know how well we are doing?

A:
We are committed to timely, effective communication to ensure that all employees know exactly where we stand relative to our goals. Updates at Quarterly meetings will continue to be the primary source of information for corporate results. Divisions will provide updates with respect to their performance. In this way, we can support our collective efforts to reach our maximum performance targets.

Q:
Will I receive cash?

A:
Payout will be cash paid out by separate direct deposit in addition to your regular paycheque or may be directed to your RRSP account. If paid in cash, applicable income taxes will be withheld.

Q:
When will I get paid?

A:
Biomira will make every effort to pay out before the end of January following the completion of the previous year's plan. This will allow enough time for the financial results to be calculated and deposits made or funds directed to your RRSP account before the close of the RRSP season.

Q:
What happens if I take a leave of absence?

A:
If you take a leave of absence, retire as defined by the company pension plans, or die during the Program year, you will receive a payout based on your regular earnings as reported on your pay stub.

Q:
What happens if I go on Short Term Disability during the year?

A.
When an employee's total accumulated involuntary leave or short term disability exceeds 2 months of continuous absence or 40 working days in the calendar year, an employee's Variable Pay will be prorated. In the event that the employee returns to work on a partial work schedule, the Variable Pay will be prorated to the work schedule. It is the Manager/Supervisor's responsibility to track and maintain accurate records of the absence.

Q:
What happens if I terminate my employment near the end of the Program year, or in early January?

A:
You must be employed by the Company on December 31 of the Program year. If you have resigned or have been terminated, whether with or without cause, from employment prior to December 31 you will not receive any payout. The exceptions are outlined in the previous question. You may tender your resignation before December 31 with a January effective date and still qualify for a payout.

Q:
What happens if the part of the business I work in is sold or spun out during the year.

A:
You will receive a payout at the Target level. The payout will be for the portion of the year you were an employee of Biomira. For example, if the transaction is effective May 1, you will receive 4/12 X the Target level X your regular earnings as on your pay stub.

Q:
How will the plan be maintained?

A:
The plan and its outcomes will be reviewed at the end of each year by the Executive to ensure it continues to reflect business performance and priorities.